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Exhibit 21.1

CORPORATE PROPERTY ASSOCIATES 18 — GLOBAL INCORPORATED

LIST OF REGISTRANT SUBSIDIARIES

Name of Subsidiary	Ownership	State or Country of Incorporation
25th Street Storage 18 (FL) LLC	100%	Delaware
Air Ent (OH) LLC	100%	Delaware
AUTOPRO (GA) LLC	100%	Delaware
CPA 18 International Holding and Financing LLC	100%	Delaware
CPA 18 Pan-European Holding Coöperatief U.A.	100%	Delaware
CPA:18 Limited Partnership	100%	Delaware
CPA:18 Paying Agent LLC	100%	Delaware
CRWN (IN-SC) LLC	100%	Delaware
Cups Number One (DE) LLC	100%	Delaware
Kimberley SP Zoo	50%	Poland
Ostre Aker vei 88 AS	100%	Norway
Pleasant Hill GL 18 (FL) LLC	100%	Delaware
Pleasant Hill Storage 18 (FL) LLC	100%	Delaware
SFT INS (TX) LLC	50%	Delaware
S Immorent Epsilon d.o.o. (a/k/a WPC Epsilon d.o.o.)	80%	Croatia
S Immorent ETA d.o.o. (a/k/a WPC ETA d.o.o.)	80%	Croatia
Storage 18 ES Account (DE) LLC	100%	Delaware
WPC Agro 5 d.o.o.	80%	Croatia
WPC KONZ 18-2 B.V.	100%	Netherlands
WPC Pekao 18-1 B.V.	100%	Netherlands
WPC Siem 1 AS	100%	Norway
WPC Siem 2 AS	100%	Norway
WPC Siem 3 AS	100%	Norway
WPC Siem 18-3 B.V.	100%	Netherlands

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  Exhibit 21.1
CORPORATE PROPERTY ASSOCIATES 18 — GLOBAL INCORPORATED LIST OF REGISTRANT SUBSIDIARIES